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                                                                           EXHIBIT 11
                                                                         CT COMMUNICATIONS, INC.
                                                                          AND SUBSIDIARIES

                                                                    Computation of Earnings Per Share


                                             Three Months Ended June 30                   Six Months Ended June 30
                                              2000                 1999                   2000                1999
Computation of share                          ----                 ----                   ----                ----
totals used in
computing earnings
per share:

Weighted average number
 of shares outstanding                      18,839,766            18,688,414            18,813,244            18,663,854

Basic average shares
 a-Outstanding                              18,839,766            18,688,414            18,813,244            18,663,854

Incremental shares
 arising, from out-
 standing stock
 options                                       132,536               93,832                127,387              117,894
                                           -----------           ------------           ----------          -----------
 b-Totals                                   18,972,302            18,782,246            18,940,361           18,781,748
                                           ===========           ============           ==========          ===========
c-Net Income                             $   4,862,278      $      9,136,224        $   10,156,899      $    12,999,695
                                           ===========           ============           ==========          ===========
Net Income Per Share
 Basic - c/a                             $        0.26      $           0.49        $         0.54      $         0.70
                                           ===========           ============           ==========          ===========
Net Income Per Share
assuming full dilution c/b               $        0.26      $           0.49        $        0.54       $         0.69
                                           ===========           ============           ==========          ===========



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